UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CASINO PLAYERS, INC.
                (Name of small business issuer in its charter)

                                    Nevada
                 (State or other jurisdiction of organization)

                                     7990
               (Primary Standard Industrial Classification Code)

                                   542156042
                       (IRS Employer Identification No.)

            2400 E. Commercial Blvd. # 618 Ft. Lauderdale FL. 33308
                           Telephone: (954) 784-8280
            (Address and telephone of principal executive offices)

            2400 E. Commercial Blvd. # 618 Ft. Lauderdale FL. 33308
                   (Address of principal place of business
                   or intended principal place of business)

            2400 E. Commercial Blvd. # 618 Ft. Lauderdale FL. 33308
                           Telephone: (954) 784-8280

                              J. Bennett Grocock
                            The Business Law Group
                         255 S Orange Ave., Suite 1201
                            Orlando, Florida 32801
                                (407) 422-0300

           (Name, address and telephone number of agent for service)
                   ________________________________________

       Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration
Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        Calculation of Registration Fee

Title of Each Class  Amount To Be  Proposed       Proposed       Amount of
of Securities To Be  Registered    Maximum        Maximum        Registration
Registered -                       Offering Price Aggregate      Fee [1]
Common Stock                       Per Unit       Offering Price

Shares offered by    8,000,000     $0.25          $2,000,000     $200
company

Shares offered by    6,000,000     $0.25          $1,500,000     $200
selling shareholders

Total               14,000,000     $.025          $3,500,000     $400

                   ________________________________________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price of $.25 was arbitrarily determined

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

                   ________________________________________

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The information in this prospectus is not complete and may be changed. We and our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.
This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 26, 2006

PROSPECTUS

                       14,000,000 SHARES OF COMMON STOCK

Casino Players, Inc. is offering for sale a total of up to 8,000,000 shares of its common stock on a "self-underwritten", best efforts basis. The shares will be offered at a price of $.25 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. See "Use of Proceeds" and "Plan of Distribution".

In addition, the selling stockholders named in this prospectus are offering for sale from time to time an aggregate of up to 6,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc.
before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, as amended. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

                     ____________________________________

Investing in our common stock involves a high degree of risk. Please carefully review the section titled "Risk Factors" beginning on page 2.

                     ____________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                     ____________________________________

               The date of this prospectus is October 26, 2006

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                               Table of Contents

                                                                         Page

SUMMARY OF OUR OFFERING                                                  1

RISK FACTORS                                                             2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS                        6

WHERE YOU CAN FIND MORE INFORMATION                                      7

USE OF PROCEEDS                                                          7

DETERMINATION OF OFFERING PRICE                                          8

SELLING SECURITY HOLDERS                                                 10

PLAN OF DISTRIBUTION                                                     11

LEGAL PROCEEDINGS                                                        14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS             14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           15

DESCRIPTION OF SECURITIES                                                16

INTEREST OF NAMED EXPERTS AND COUNSEL                                    18

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                              18

DESCRIPTION OF BUSINESS                                                  19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                24

DESCRIPTION OF PROPERTY                                                  25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                           25

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                 25

EXECUTIVE COMPENSATION                                                   26

FINANCIAL STATEMENTS                                                     F-1

                     ____________________________________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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In this prospectus, unless otherwise indicated, "we," "us," "our," "Casino
Players" and "the Company" refer to Casino Players, Inc.

                            SUMMARY OF OUR OFFERING

Our Business

Casino Players, Inc. is a casino representation company licensed to do business with over 25 Casino Resorts in North America and the Caribbean. While the Company is a new entity, we purchased the entire ongoing business and assets of a former entity known as Casino Rated Players, Inc., including the name "Casino Rated Players," the web site, good will, and marketing materials and strategies, and we are continuing that business.

We have achieved losses in the amount of $251,685 since inception and our auditors have substantial doubt about our ability to continue as a going concern.

As of the date of this prospectus we have only two full-time employees including our officers and directors. We anticipate operating losses for at least the next 12 months.

                                 The Offering

Securities Offered by the Company   Maximum Shares Offered: 8,000,000 shares
                                    of common stock

Price Per Share                     $.25

Minimum Purchase                    None

Securities Offered by the Selling   Maximum Shares Offered: 6,000,000
Shareholders                        shares of common stock

Price Per Share                     $.25

Minimum Purchase                    None

Common Stock Outstanding before
Offering                            29,300,000 shares of common stock

Common Stock Outstanding after
Offering                            If All Shares sold: 37,300,000 shares

Estimated Total Proceeds            If All Shares Sold: $2,000,000

Net Proceeds after Offering         If All Shares Sold: $1,950,000
Expenses

Offering Expenses                   If Any Shares Sold: $50,000

Use of Proceeds                     Other than the expenses of the offering,
                                    the proceeds of the offering will be used for salaries, office lease, office equipment, telephone, office supplies, internet service fees, website development, corporate filing fees, business license and taxes, advertising and inventory acquisition. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

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Selected financial data

The following financial information summarizes the more complete historical financial information included at the end of this prospectus.

                                   As of                    As of
                              December 31, 2005        December 31, 2004
                             Casino Players, Inc. Casino Rated Players, Inc.
                             ____________________ __________________________
                                  (Audited)               (Audited)

Balance Sheet

Total Assets                     $      2,154           $      99,853
Total Liabilities                $     82,500           $     123,830
Stockholders Equity (Deficit)    $    (80,346)          $     (23,977)

                                Six Months ending       Six Months ending
                                  June 30, 2006           June 30, 2005
                              Casino Players, Inc. Casino Rated Players, Inc.
                             _____________________ __________________________
                                  (Unaudited)             (Audited)

Income Statement

Revenue                          $     11,293           $      22,137
Total Expenses                   $     60,665           $      56,165
Net Loss                         $    (50,046)          $     (34,028)

                                 RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus. These are not the only risks we face. Additional risks and uncertainties that we are not aware of or that we currently deem immaterial also may impair our business. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

1. You may never realize a Return on your Investment. THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the Company has limited operations and revenues. There can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business.

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2.    Our limited operating history will make it difficult to evaluate an investment in our common stock. Casino Players commenced operations in July 2005, which may make it difficult for you to evaluate our business and prospects based on prior performance. We have limited revenues, and our business model requires us to secure working capital for marketing expenses. If our model fails, then we will fail as a company. While we did purchase assets of our predecessor, Casino Rated Players, Inc., that business had been dormant for some period of time because of lack of working capital to market the services; therefore, when we purchased these assets, we had to recommence the business and to attempt to raise necessary working capital to market our services. Unless we raise sufficient funds in this offering, we won't be able to succeed in our business model.

3. The Offering Price of the Shares has been arbitrarily determined. There has been no prior market for our common stock or other securities. We have determined the offering price of the Shares arbitrarily, and this price does not necessarily bear any relationship to our assets, net worth, results of operations, or any established criteria of value. The offering price should not be considered an indication of the actual value of the Shares.

4. We may have challenges managing our growth. We can't assure you that our systems, procedures and controls will be adequate to support our operations as they expand. Presently, Mr. Forhan and Mr. Fahoome are the entire management team. If we succeed in raising capital, and if our managers effectively utilize that capital and we grow quickly, such future growth could impose significant added responsibilities on them, including the need to identify, recruit and integrate new senior level managers and executives. We can't assure you that such additional management will be identified and retained by us. If we are unable to manage our growth efficiently and effectively or are unable to attract and retain additional qualified management, then there could be a material adverse effect on our financial condition and results of operations.

5. We face very strong competition for finding and referring players to our Casino partners. Certain of our competitors are much larger and well established and have significant financing in place for growth. The casinos themselves are our strongest competition. They spend millions of dollars in advertising and loyalty programs. There also are over 800 similar Casino Reps in the marketplace. They may have lower overhead cost structures and may, therefore, be able to provide their products at lower prices than we can. We have elected to focus our marketing efforts on a niche of smaller-stakes players (and their families) who do not have the financial clout to request free or heavily discounted rooms at many casino destinations. Therefore, we can give no assurance that we will ever be able to secure long-term and profitable customer accounts. Our business model requires us to expend significant sums on marketing our web site in order to attract new players to use our services. Player referral to casinos is the only way in which we create revenue. If we do not raise sufficient working capital, then we won't be able to compete.

 6. The voting control by our directors and officers will make it impossible for other stockholders to effect change even if they are dissatisfied with management's performance. Mr. Forhan and Mr. Fahoome, together, beneficially own approximately 60% of Casino Players' currently issued and outstanding shares of common stock. Moreover, Mr. Forhan is one member of a 3 member board of directors of Invicta Group, Inc., which owns approximately 13% of the Company's outstanding shares. Therefore, standing alone, Mr. Forhan could possibly exercise nearly individual control of the Company if he is able to control the voting of Invicta's shares. Certainly, Mr. Forhan and Mr. Fahoome, if they act together, can control the Company for the foreseeable future. Even if all 8,000,000 of the shares covered by this Registration Statement are sold, Mr. Forhan and Mr. Fahoome will continue to own more than 46% of all outstanding shares, and will, as a practical matter, be able to prevent other stockholders from participating in decisions, such as the election of directors, which affect our management and business direction. In addition, to the extent that Mr. Forhan can control the board of directors of Invicta Group, he and Mr. Fahoome, together, could continue to have absolute voting control of the Company.

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7.    We are Dependent On Key Personnel. We believe that our success will depend on the experience of Messrs Forhan and Fahoome. But we will also need the services of other qualified personnel. Although we intend to enter into an employment agreement with each of our executive officers, we can't assure you that any individual will continue in such capacity for any particular period of time. The loss of key personnel or the inability to hire and retain qualified employees could have an adverse effect on our business, financial condition and results of operations.

8. Our corporate structure has certain Anti-Takeover aspects. Our Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the Common Stock with respect to dividends, liquidation rights and, possibly, voting rights. In addition, since effective control of the Company is held by Mr. Forhan and Mr. Fahoome voting together, they can limit or prohibit others from attempting to take over control of the Company and could have the effect of discouraging unsolicited acquisition proposals and other attempts to buy our company. Further, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our shareholders.

10. We may never Pay Dividends. To date, we have not paid any cash dividends on our common stock. And even if we become profitable in the future, it is likely that we will retain much or all of our future earnings to finance future growth and expansion. Therefore, we do not presently intend to pay any dividends, and it is not likely that we will pay any dividends in the foreseeable future.

11. There has been no prior market for our stock, and there may only be limited ways to transfer your shares. No prior market has existed for our securities, and we can't assure you that a market will develop subsequent to this offering. You must be fully aware of the long-term nature of an investment in the Company. The Shares are being offered and sold pursuant to Registration under the Securities Act of 1933, as amended (the "Act") and similar provisions of applicable state laws. While it is our intent to apply for listing of the Shares for trading on the Over the Counter Bulletin Board (OTCBB), we cant assure you that we will be successful in such application or, that if we are successful, that a market for our common stock will ever develop or continue on the OTCBB, purchasers of Shares will need to bear the economic risk of the investment for an indefinite period of time. Ownership of the Shares must be considered a long-term, non-liquid investment. Prospective investors will be required to represent in writing that they are purchasing the Shares for their own account, for long-term investment only, and not with a view towards resale, fractionalization, division, or distribution.

12. There is No Minimum Number of Shares we have to sell in this Offering. We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

13. State Blue Sky laws may limit resales of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state.

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However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

14.	Investors in Casino Players' shares will suffer immediate and substantial dilution from the price they pay for the shares. Investors in Casino Players' shares will acquire a minority interest in Casino Players, but will make a substantially greater financial investment than will the existing stockholders. There will be an immediate loss of value in the event Casino Players were to be liquidated and the entire net tangible book value were to be available for distribution to the common stockholders. At December 31, 2005, Casino Players net negative tangible book value was a negative $80,362 or $(.0027) per share of common stock, with approximately 29,300,000 shares, issued and outstanding. Net tangible book value per share represents total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Assuming the sale of all 8 million shares offered by Casino Players under this Offering Statement at a public offering price of $.25 per share, of which there is no assurance, and after deducting the estimated expenses of this offering, Casino Players' pro forma net tangible book value at December 31, 2005, would have been $1,989,991, or $.053 per share of common stock, with 37,300,000 shares issued and outstanding. This represents an immediate increase in net tangible book value of $.055 per share to existing stockholders and an immediate dilution of $.050 per share to new investors participating in this offering. If Casino Players actually sells less than the full 8 million shares it is offering, the dilution to purchasers will increase proportionately.

15.	Sales of a substantial amount our common stock in the future could cause our stock price to fall. Some stockholders hold a substantial number of shares of our common stock. If we are successful in developing a secondary market for our shares, then sales of a substantial number of shares of our common stock within a short period of time in the future could impair our ability to raise capital through the sale of additional debt or stock and/or cause our stock price to fall. Typically, if the market for a company's stock is not highly liquid and the holder of a substantial number of shares attempts to sell quickly a large number of shares, the price for the shares will decrease, sometimes at a rapid rate. In this situation, potential equity or convertible debt funders to the Company may be reluctant to provide financing since the value of their equity rights might decrease substantially. Also, the value of your shares might decrease substantially.

16.	The trading price of our common stock could entail additional regulatory requirements which may negatively affect the trading. If our shares are listed and commence trading on the OTCBB, the trading price of our common stock will be below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

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17.	Casino Players has issued additional stock which, although not offered under this Offering Statement and presently ineligible for sale to the public, could be sold into the public market in the future and depress the market price for Casino Players stock. As of the date of this Offering Statement, there are 29,300,000 shares of Casino Rated Players common stock issued and outstanding. 6,000,000 of those shares are offered for sale to the public under this Offering Statement, leaving 23,300,000 shares available for sale into the public market at some time in the future. These sales may take place under a future registration statement or, after stock has been outstanding for more than one year, pursuant to Rule 144, which places a limit on how many shares can be sold by an individual in a three month period, and imposes other requirements on the sale. The bulk of these shares become eligible for sale under Rule 144, subject to the individual volume limitations on sales during a three month period, beginning September 2006. Each of the holders of these shares, who are Casino Players directors and officers, could begin selling approximately 290,000 shares into the market every three months after that date, subject to satisfying the notice, transaction and public information requirements of the Rule. Beginning in September 2007, these shares can be sold without restrictions or limitations, assuming the holders are at that time no longer affiliates of Casino Players. The introduction of these shares, even in limited quantities, into the market place could result in a decline in the market price for Casino Players common stock as a result of supply exceeding demand.

18.	Sales by Selling Security Holders. As there is no market for our common stock, the shares being offered for resale by selling shareholders will be offered and sold at the fixed price of $0.25 per share for the duration of this offering or until the shares become quoted on a securities market such as the Over the counter Bulletin Board or securities exchange.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus that are not historical facts are forward-looking. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, our expectations regarding sales, earnings or other future financial performance and liquidity, product introductions, entry into new geographic regions, and general optimism about future operations or operating results. Some of these statements can be identified by the use of forward-looking terminology such as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties.

These forward-looking expectations are based on current assumptions within the bounds of management's knowledge of our business and operations and which management believes are reasonable. These assumptions are subject to risks and uncertainties, and actual results could differ materially from expectations because of issues and uncertainties such as those listed under the section of this prospectus entitled "Risk Factors" and elsewhere in this prospectus which, among others, should be considered in evaluating our future financial performance. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus. Readers are advised to consult any further disclosures we may make on related subjects in subsequent reports filed with the Securities and Exchange Commission (SEC).

Additional information on factors that may affect our business and financial results can be found in our filings with the SEC. All forward-looking statements should be considered in light of these risks and uncertainties. We assume no responsibility to update forward-looking statements made in this prospectus.

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                      WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. We have filed with the SEC a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

      You may also request a copy of our filings at no cost by writing or telephoning us at:

           2400 E. Commercial Blvd. # 618; Ft. Lauderdale, FL. 33308
                           Telephone: (954) 784-8280

                                USE OF PROCEEDS

Casino Players will receive net proceeds of approximately $1,950,000, assuming it is able to sell all of the shares it is offering in the Offering Statement and after the payment of expenses of this offering, estimated at $50,000. We do not have any agreement, arrangement or understanding with any securities broker-dealer for sale of the Shares. See, "Plan of Distribution". There is no assurance Casino Players will be able to sell any of the shares.

The following table sets forth Casino Player's intended uses of the net proceeds, assuming the sale of all of the Shares.

Advertising/Branding (1)..........................................$340,000

Acquisition Rep Company (2).....................................$1,000,000

Web Site Improvements (3)..........................................$10,000

Professional Fees(4)..............................................$200,000

Salaries (5)......................................................$250,000

Working Capital(6)................................................$315,000

1. Advertising/Branding. We will invest $340,000 in the next 12 months to Brand the company with following Media: Direct Mail Postcards: $25,000; Cable
TV: $100,000; News Print $150,000; Internet Banner Ads: $30,000; Internet Pop-Unders: $24,000; and Email marketing: $12,000 per year.

2. Acquisition Rep Company. Estimate company $300,000 EBITDA is paid $1,000,000 cash.

3.  Website Improvement.  Estimated cost at $10,000.

4. Professional Fees. We estimate cost of auditor and attorney fees at $100,000/year for two years.

5. Salaries. Depending on the total raised by this offering, we will staff up administratively as needs require.

6. Working Capital. Represents all general and administrative costs, including wages, office rent, phones, and an acquisition of 1 or more Casino Rep Companies. This will also serve as a reserve.

Casino Players expects the net proceeds from the sale of fifty percent of the shares will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which Casino Players can use the net proceeds; however, we have sustained net losses since inception in 2005, which means in the past we have been unable to generate positive cash flows to finance the business. There is no assurance that the net proceeds will be received in time to meet Casino Player's needs. Casino Player's board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, Casino Players may deposit proceeds in commercial bank accounts or invest them in money market funds for short term government obligations.

$69,000 of deferred compensation is due to Mr. Fahoome for 2005 and 2006 salary, and $42,000 in deferred compensation is due to Mr. Forhan for services noted in 12/31/2005 financials; $347 is also owed to Mr. Forhan for money he advanced for organizational fees.

Listed below are the estimated Use Funds based on the percent of money raised

                      25%          50%         75%             100%

Total Funding:        $497,500     $995,000    $1,492,000      $1,990,000

Advertise/Branding    $100,000     $170,000    $240,000        $340,000

Gen. Admin Expense    $378,000     $620,000    $876,000        $1,092,000

Other Working Capital $19,000      $205,000    $376,000        $558,000

Subscription proceeds will be deposited directly with the Company, and no escrow arrangement will be utilized. Such proceeds will be available for immediate use by the Company, subject to rescission rights by certain state residents. No minimum number of Shares must be sold in order for the Company to use subscription funds.

The Company has the right, in its sole discretion, to reject any subscription for any reason whatsoever at any time prior to the termination of the Offering. If the Company does not accept a Subscription, then subscription funds will promptly be refunded to the subscriber, without interest.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders. See the section of this prospectus entitled "Selling Stockholders."

                        DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

* prevailing market conditions, including the history and prospects for the industry in which we compete;

*  our future prospects; and

*  our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

The selling stockholders are offering their shares of common stock for sale in this offering. The offering price for the shares of common stock being sold by the selling stockholders will either be at a negotiated price between the selling stockholder and another party in a private transaction, or at the market price through a market maker.

                                   DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2005 our common stock had a pro forma net tangible book value of approximately $(80,400) or $(.027) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus at an assumed initial offering price of $0.25 per share, our pro forma net tangible book value at December 31, 2005, would have been $1,920,000 or $.176 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $595,000 in the maximum offering. This results in immediate dilution per share to investors of $.074 or 29.6% in the maximum offering. The following table illustrates dilution to investors on a per share basis:

                                                                   Maximum

Offering price per share                                           $.25
Net tangible book value per share before offering                  $(80,400)
Increase per share attributable to investors                       $.203
Pro forma net tangible book value per share after offering         $1,920,000
Dilution per share to investors                                    $.074

The following tables summarize, as of July 31, 2006, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of all 8,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.25 per share and before any deduction of estimated offering expenses.

                                                Total Cash        Average
                         Shares Purchased     Consideration        Price
                                                                 Per Share
                         Amount   Percent   Amount    Percent

Original Stockholders  29,300,000                PAR       0         .00
Public Stockholders     8,000,000          2,000,000                 .25
Total                  37,300,000  100.00  2,000,000  100.00


                           SELLING SECURITY HOLDERS

The following section presents information regarding our selling stockholders. The selling stockholder table and the notes thereto describe each selling stockholder and the number of securities being sold. A description of how each selling stockholder acquired the securities being sold in this offering is detailed under the heading "Transactions with our Selling Stockholders."

Selling Stockholder Table

The following table sets forth the approximate number of shares beneficially owned as of September 30, 2006 by each of the selling stockholders and their pledgees, assignees and successors-in-interest, including shares issuable upon exercise of warrants to purchase shares of our common stock held by the selling stockholders. The following table assumes that the selling stockholders sell all of the shares registered under the registration statement of which this prospectus forms a part and shown as beneficially owned by them. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information regarding their securities in transactions exempt from the registration requirements of the Securities Act. Therefore, we are unable to determine the exact number of shares that actually will be sold. No assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the selling stockholders after completion of the resales.

We received the following information set forth in the table below from the selling stockholders. Other than as described under "Selling Stockholder Table" and "-Description of Transactions with Selling Stockholders" with respect to Casino Players Inc., none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with Casino Players or any of our predecessors or affiliates. In addition, the selling stockholders are not registered broker-dealers, or members of the National Association of Securities Dealers, Inc., or affiliates of a broker-dealer. The selling stockholders purchased the securities in the ordinary course of business and at the time of the purchase of the securities to be resold, the selling stockholders had no agreement or understanding with any person to distribute these securities.

The shares of common stock are being registered to permit public secondary trading of the shares and the selling stockholders may offer the shares for sale from time to time. See the section of this prospectus entitled "Plan of Distribution."

Name of Selling                Shares Owned     % owned before    Shares Offered      Shares Owned      % Owned
Shareholder                    Before Offering  offering          by this Prospectus  After Offering    After Offering

iVest Investments, LLC,        2,900,000        9.9%              2,900,000           0                 0%
a Colorado limited liability
company (1)

Double Diamond Investments,
Inc., a Nevada corporation (2) 2,200,000        7.6%              2,200,000           0                 0%

David Dreslin                    200,000        Less than 1%        200,000           0                 0%

David Scott                    2,000,000        5%                  700,000           1,300,000         3.48%

(1) J. Bennett Grocock has ultimate voting and dispositive control of these shares.

(2) Mark Kaley has ultimate voting and dispositive control of these shares.


                             PLAN OF DISTRIBUTION

Shares Offered by the Company

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $.25 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Casino Players, Inc.

Shares Offered by the Selling Stockholders

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*  privately negotiated transactions;

* short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

* through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

* broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

*  a combination of any such methods of sale; and

*  any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of
Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                               LEGAL PROCEEDINGS

The Company has no past, pending or threatened litigation or administrative action which has had or may have any material effect upon the Company's business, financial condition, or operations, including any litigation involving the Company's officers, directors, or other personnel.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and titles of our executive officers and members of our board of directors as of November 30, 2005:

Name                   Age         Position Held

William G. Forhan      61          Chief Executive Officer
Joe Fahoome            55          President and Director

Set forth below is certain information relating to the Company's directors and executive officers.

All directors of the company serve one year terms and hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Members of the Board of Directors are elected for one year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one year terms and until there successors are duly elected and qualified.

William G. Forhan, Chief Executive Officer, Founder and director. From January 5, 2004 until the present, he has served as director, CEO and significant stockholder of Invicta Group, Inc. (OTCBB: IVGA), which was owner of a majority of the stock of Casino Rated Players, Inc., our predecessor entity. From June 1, 1999 until January 5, 2000, he served as President of byebyenow.com, Inc., a South Florida-based internet travel company. ByeByeNow.com failed 12 months after Mr. Forhan left the company over a dispute with the board of directors over whether to take this company public. Byebyenow filed Chapter 7 Bankruptcy proceedings. From June 15, 1998 thru December 31, 1999, Mr. Forhan served as President of Aviation Industries Corp. (OTCBB:AVIA), a publicly traded holding company specializing in the travel industry. From January 5, 1994 to January 5, 2000, he served as President and Chief Executive Officer of Casino Airlink Inc, a tour operator operating one Boeing 727 jet aircraft with junkets to Biloxi Miss. The company's clients were mostly retirees from Ft Lauderdale, Orlando and St. Petersburg, Florida to Biloxi, Mississippi, that purchased 2 and 3 night tour packages that included non-stop flight, breakfast buffet daily, accommodations at 4 or 5 star Casino Resort, and 1 buffet lunch for an average price of $200 per person. Casino Airlink was closed for 5 days after the 9/11/2001 attack and lost nearly all future deposits for the next 45 days when customers cancelled reservations and their payments were returned 100%. The company was forced to file Chapter
7 due to customers' fear of flying/terrorism and ongoing expenses for aircraft, rooms and expenses. Mr. Forhan was not involved with either company after his departure in January, 2000.

Joe Fahoome, President, Director. He served as President of Casino Rated Players, Inc, our predecessor, since August 2004. He has Casino Resort contacts in Las Vegas, Atlantic City and the Bahamas. From January 1980 to July 2004, he owned VIP Junkets in Detroit, which offered qualified players free rooms in Las Vegas, Atlantic City and the Bahamas, and tour and travel packages to over 15,000 individuals to gaming destinations. VIP Junkets no longer exists and does compete with Casino Players. Mr. Fahoome brings his contacts from the Gaming Industry (Presidents, VP Casino Marketing, Director Player Development) to us, offers creditability we need along with relationships with customers and suppliers (Casinos).

There are no family relationships between the named officers and directors or any selling shareholder.

Board of Directors and Committees

Currently, our Board of Directors consists of William G. Forhan and Joe Fahoome. We are actively seeking additional board members.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of September 30, 2006, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable.

                                                          Percentage of
                                                            Ownership
Name of            Address               Shares of
Beneficial Owner                         Common Stock   Before    After
                                         Owned          Offering  Offering(2)

William G. Forhan, 1000 S. Ocean Blvd    9,000,000      30.9      24.3
director           Pompano Beach, FL

Joseph Fahoome,    1010 S. Ocean Blvd    9,000,000      30.9      24.3
director           Pompano Beach FL.

David Scott(3)     6500 Collins Ave      2,000,000      6.9       0
                   Miami Bch Fl.

                                                          Percentage of
                                                            Ownership
Name of            Address               Shares of
Beneficial Owner                         Common Stock   Before    After
                                         Owned          Offering  Offering(2)

iVest Investments, 255 S. Orange Ave.    2,900,000      9.9       0
LLC (3) (4)        Ste.1201
                   Orlando, FL 32801

Double Diamond     280 Wekiva Springs Rd., 2,200,000    7.5       0
Investments, Inc.  Suite 201
(3)(5)             Longwood, FL 32779

Invicta Group,     1000 S. Ocean Blvd    4,000,000      13.7      10.8
Inc. (1)           Pompano Beach, FL

All officers and                        18,000,000      62.0      48.6
directors as a group

(1) Invicta Group, Inc., is controlled by a board of directors of 3 persons, one of whom is Mr. Forhan.

(2) Assuming the Company sells all shares offered by this offering.

(3) Assuming selling stockholders sell all shares being registered in this offering.

(4) J. Bennett Grocock, counsel to the Company, controls iVest Investments, LLC, and has full power to vote and dispose of the shares of Company stock held by iVest Investments.

(5) Mark Kaley has ultimate power to vote and dispose of the shares of Company stock held by Double Diamond Investments, Inc.

(6) The percentages are based on a total of 29,300,000 shares of common stock issued and outstanding as of September 30, 2006 and 37,300,000 shares outstanding after the Offering is completed.

                           DESCRIPTION OF SECURITIES

The following description of the rights and preferences of the Company's capital stock is merely a summary. Each prospective investor should refer to the Company's Articles of Incorporation for a complete description of the Company's capital stock as well as to the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders. A Copy of the Certificate of Incorporation and Bylaws, as amended to date, are attached hereto as Exhibit 3.3.

The authorized capital stock of the Company consists of 200 million shares of Common Stock, with a par value of $.0001 per share, of which approximately 29,300,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, with a par value of $.0001 per share, none of which has been issued or is outstanding.

Common Stock

Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, holders of shares of Common Stock are to share equally in the assets of the Company available for distribution to stockholders. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Holders of the Company's Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Preferred Stock

The Preferred Stock has been authorized as "blank check" preferred stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock.

The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

            (a) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                  (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

                  (ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

                  (iii) whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

                  (iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                  (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                  (vi) the rights, if any, of the holders of shares of such series to vote.

            (b) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

Stock transfer agent

Our stock transfer agent for our securities is Holladay Stock Transfer, Inc. and its telephone number is (480-481-3940).

                     INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this prospectus have been audited by Baum & Company, P.A., as set forth in their report included in this prospectus.

For the purposes of this offering, The Business Law Group, Orlando, Florida, is passing upon the validity of the common stock offered by this prospectus.

                     DISCLOSURE OF COMMISSION POSITION OF
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The companies Board of Directors may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

                            DESCRIPTION OF BUSINESS

Casino Players, Inc. was formed on July 19, 2005, as a Nevada corporation. We are an online travel and casino representative company (Casino Rep) that conducts business under the trade name and service mark "Casino Rated Players." We offer free casino resort rooms to qualified gamblers. Our business plan is to acquire Casino Rep Companies and market their products to Poker and Casino Players in the USA.

The first acquisition was the assets of Casino Rated Players, Inc. (CRP), a former Casino Rep Company. We acquired licenses with 25 Casinos in North America. On September 30, 2005, we closed on this purchase and paid 4,000,000 shares of restricted common stock to the owner of CRP--Invicta Group, Inc. CRP's sales for the first 7 months of 2005 were $138,616 with losses of $85,179. We began operations of this business on Oct 1, 2005, and received $7,755 of commission revenues for the 4th Qtr 2005; and 2nd Qtr 2005 revenues were $11,293. Independent directors of Invicta negotiated on behalf of Invicta, and Mr. Fahoome and Mr. Forhan negotiated on behalf of the Company.

Invicta had not invested any money into CRP in 2005 and decided it did not have the funds or interest to invest and grow the business; therefore Invicta was either going to close CRP or find a buyer. Invicta had an investment of $46,082 in CRP and a liability of $43,000 for Deferred Compensation. The shares of our common stock issued to purchase these assets are restricted, were valued at $400 at closing, but will have no practical value until we can complete equity funding and thereafter implement our business plan. Invicta's board reasoned that 4 million shares of the Company's stock could return $40,000 to $1,000,000 to Invicta's shareholders (assuming the Company becomes publicly traded and has a stock value of $.01 to $.25 per share).

The total transaction was valued at $43,400 (4,000,000 shares of the Company's stock valued at $400, and the assumption of the Company's deferred compensation liability of $43,000). Since the transaction was between entities with common control, the transaction will be accounted for using the historical cost of net assets. The result of this purchase was for the Company to establish a negative equity balance of $43,400.

We are focusing our marketing efforts on smaller stakes casino gamblers and their friends and families. There are not as many "High Rollers" as there are "Low Rollers." Therefore, we have focused our market on these small stakes players. The majority of today's players gamble as a form of entertainment and expect to incur losses. The Casinos today recognize this fact as table games are being replaced with more slot machines. For example, Harrah's Atlantic City has 95% slot play and the hotel is full of people who play nothing but slots.

Our targeted customer is anyone in the USA that has a thirst for gambling entertainment and a budget to lose $200 a day or more. Casinos have determined that the average player will lose $75 to $100 a day, yet more players each year gamble.

A Casino Rep must qualify for a gaming license in every state that offers gambling and then with a respective casino resort that is offering a commission for the Rep's delivering eligible players to their property. Once a Casino Rep is licensed with a casino resort, it may request free rooms or suites for qualified Players and receive a commission from the dollars played. There are over 800 Casino Rep companies in the USA that are licensed in one or more states, each receiving a commission from the licensed casino resort. Casino Resorts utilize individuals Reps to market their casino play to High and Low Rollers and pay a commission to licensed individuals and companies that send qualified Players. An individual must have a financial and personal background approval, including references of strong character, by each state or Government that has legalized gambling. The objective of the States is to keep the image of the Gaming Industry clean and to assure Casino Resorts that a thorough investigation has been completed. The Casino will also do its own personal investigation of a potential Casino Rep, even though the state has approved the individual to receive commissions from a licensed Casino Resort. An annual fee is charged by the state ranging from $700 in Nevada to $800 in Mississippi and is renewable annually when the Rep pays a renewal fee and receives a new favorable background check from his local police department. The Company's President, Joe Fahoome, has licenses in Nevada, New Jersey, Connecticut, and the Bahamas, and William Forhan is licensed in St. Kitts, the Bahamas and Nevada. The Company needs at least one officer to be licensed to qualify for commissions from Casino Resorts. The licenses were obtained by completing each state's due diligence forms and receiving a background report from a local police department.

Qualification for free rooms typically is based on a gambler's having to play table games or slot machines for a minimum of 4 hours per day, with average hands between $50-$150 for table games and $1-$5 for slot machine play. We market via Email and PopUp ads online to gaming players that are online gamblers. We primarily target the smaller stakes player who does not have the financial clout to request free rooms at many casino destinations.

Casino Players has a data base of qualified players to whom we offer free rooms, meals, and transportation. We also will subscribe to additional data bases once we have financial resources to do so. We target these players via direct mail and personal phone calls. We offer gamblers with a history of legal gaming activity the opportunity to visit casino properties in the United States and the Caribbean and to obtain complimentary rooms, meals and other services. The availability and extent of complimentary products and services is dependent upon the gaming history of the player. In general, Casino Players is compensated by the casino resort based upon a percentage of the players' betting activity. The percentage of our compensation varies from casino to casino, but generally averages between ten and fifteen percent of the players' estimated average bet per hand multiplied by the estimated number of hands per hour of play in domestic casinos, and ten to fifteen percent of the players' estimated losses at Caribbean casinos. Casinos do not deduct the cost incurred to obtain a Player from a Casino Rep's commission. If a Player visits a Caribbean Casino and becomes a winner, the Casino pays the Rep a flat fee of $50-$100 for delivering the Player to the Casino.

The casinos have no recourse against us if the players we provide them don't gamble at the levels expected, but if, over time, the casinos don't feel they are getting sufficient revenue from our efforts, they can limit the number of discounted rooms available to us, which would have a material impact on our business model. The Casino will often take a Rep company's reference for a new Player and provide him a complimentary room. Traditionally, a Casino does not offer anything free to an unknown Player, but will offer the Player an opportunity to Play to Qualify. The Casino will offer a Casino rate for a room (normally 50% off the rate a non player pays, for a maximum of 3 nights). The Player checks into the Casino with a credit card with the understanding he will be charged a Casino Room Rate if he/she does not qualify for a free room. The Casino will have a Player's rating ready for early morning check out, and, if they played for the minimum qualifications, they will receive a complimentary room and are invited back for a free room in the future. If the Player qualifies, the Company receives its commission, and if the Player does not qualify, then nothing is paid to the Company and the Player pays for the room.

Joe Fahoome is licensed at 14 of Harrah's Casino's, Nassau Bahamas' Crystal Palace and Atlantis, Foxwoods' Casino located in Connecticut, and Trump Plaza Casino in Atlantic City. Bill Forhan is licensed at Las Vegas' Monte Carlo and St. Kitt's Royal Casino.

Casino Players is also targeting to acquire several other strategically located Casino Rep companies in an effort to increase revenues and clout with casino resorts. We can negotiate better commissions based on increased volume and quality of referred players. Casino Resorts pay commissions ranging from 10 to 15 percent of theoretical (Casino term meaning measurement of Player's play determined by multiplying hours played times average bet: 4 hours x $100 table bet = 400 Theo). A Rep normally promotes 1 Casino in a city so he can generate higher commissions from the Casino. We would like to acquire a few Rep companies each year to increase commissions and revenues without generating any additional cost to send more Players. We have talked to one Rep company informally and they have an interest in our business plan, but we have not pursued an acquisition due to lack of capital. Any acquisition likely will require that we have success in this offering.

We are interested in acquiring 1 to 3 Casino Rep Companies a year and intend to use available cash and newly issued shares of common or preferred stock to pay for the acquisitions. The Casino Industry has over 800 Casino Rep Companies, and, to date, a consolidation has never been done in this industry. There are several reasons to acquire Casino Rep Companies: increased revenues and profits for us, more clout with Casino Resorts resulting in higher commissions, entry into new marketplaces (Rep Companies have exclusive territories to market in), plus acquired Rep Companies will send Players to our sponsored Poker Tournaments on Caribbean Cruises. We intend to contact Rep Companies that are referred by Casinos and that our officers already know. CPI will not limit our targeted acquisitions by location, we will target only profitable companies that have management that we fell we can trust to grow our business.

The Company will market Poker Mini Tournaments on board Caribbean Cruise lines. We sell cabins (40 - 50) to poker players and operate Poker games when the ship is at sea. We will bring our own poker tables and dealers to operate these Tournaments. The Tournaments will be played in the card room using four Poker Tables for 10 Players and a dealer. The dealer will be an employee of the Company and we will be responsible to pay the cruise line for all cabins used. The dealers will be compensated for wages and all tips are his/her to keep. We will have no risk of losses to run the Mini Tournaments: the winner's money is a portion of the money paid to buy into the game. A Mini Tournament is played with a table of 8-10 Players and is over when one Player has all of the chips (about 1 hour). The Mini Tournament is available to all passengers on board. Our revenue is generated from each Poker Player's Buy-In and the commission earned for cabins sold to the public. Our expense is our cost for marketing expenses, dealer's wages and cabins. We will pay the cruise line a fee based on revenues generated on each sailing. We will not need a license to operate Poker Tournaments. We also have the opportunity to offer free cabins to qualified Casino Players and receive a percentage of their losses; if they win, we receive zero compensation from the Casino.

In July, 2005, the Company purchased all of the assets of Casino Rated Players, Inc., a subsidiary of Invicta Group, Inc., in exchange for issuing to Invicta 4,000,000 shares of the Company's common restricted stock. These assets included the name "Casino Rated Players," the website www.casinoratedplayers.com, and a data base of former customers and players. This transaction was negotiated principally by Joe Fahoome and David Scott, as part of a series of transactions being undertaken by Invicta to liquidate itself of under/non- performing assets. The Company issued to Invicta 4,000,000 shares of its restricted common stock as the purchase price for these assets, which have no tangible value. There was no material effect on either IVGA or the Company from this transaction. Mr. Forhan and David Scott, both officers and directors of Invicta, are affiliates of the Company, but received no compensation or benefit from this transaction. A copy of the acquisition agreement is attached as Exhibit 10.4.

CasinoRatedPlayers.com

At our website, Qualified Players may request free rooms at a participating casino resort. As the on-line travel services industry continues to evolve and mature, Casino Players believes consumers will increase their patronage of easy-to-use web sites that provide a broad range of travel services including: airline transportation, accommodations, travel packages, as well as the ability to request free rooms for qualified players. We have targeted this niche audience to focus our marketing efforts on an ever-growing segment of the population.

 Visitors to our website are greeted by a home page from which they can select the Casino Resort they desire to travel to. Once the desired casino is selected, the visitor can make payment of the $30 administrative fee with a major credit card.

                                   Marketing

Our marketing plan includes direct mail letters and post cards to our database of over 10,000 past customers; weekly advertising in the travel section of Sunday newspapers; email to purchased opt-in databases of gamblers; and Pop-Up and Pop Under ads of online casinos and gaming sites. Our database is only available to us. The database has grown to over 10,000 people from Joe Fahoome's Casino Rep Company that was headquartered in Detroit, Michigan. Joe Fahoome has an additional database of over 15,000 past tour and travel customers and 200 Players that he did business with in the past 5 years. Mr. Fahoome co-owned a Casino Rep Company in Detroit for 25 years and operated Tour and Travel packages to Las Vegas, Nassau, and Atlantic City. He also sent Players to Casino Resorts in those locations. Joe Fahoome's company, VIP Junkets Inc., was dissolved on June 30, 2004.

Our marketing will include internet Email to Gamblers, we will lease the list and hire the Broadcasting Company to send Emails to Gamblers that have Opt-in for gaming information to be sent to their respective addresses. We have used 2 Broadcast Companies in the past and will continue to use Emails and Pop up Ads to market our services with these companies and their competitors. Through our affiliation with certain casinos, we offer free rooms to qualified players, discounted rooms to players that try to qualify for free rooms, and poker cruises that sail 4-7 nights in the Caribbean. We use the services of companies that specialize in Email Internet Broadcasting to send Email invitations to a leased database of opt-in Gamblers that are seeking Gaming invitations to visit Casinos. We also use the same companies to generate Banner Ads and Broadcast Pop-Ups to individuals that gamble online. We believe an online Player is also interested in enjoying the excitement of a Casino Resort environment, especially if they can receive a free room or a Casino Rate that offers the Player an opportunity to earn a free room (Play to Qualify). We rely on their suppliers (Internet Broadcasting Company) to get past ad blockers and filters. We have not used a company for Pop Ups, but intend to contract for 200,000 Pop-Ups per month to online gamblers, offering free rooms at Casino Resorts. If we are successful we will increase the Pop-Ups to 400,000 to 1 million/month based on our anticipated cost on $1,000 for every 50,000 Pop-Ups that appear.

We will learn of a Player's gaming history by asking the potential Player a series of questions and then contacting the Casino at which the Player claims he should receive complimentary rooms, to verify his/her playing history. The Casinos also have a service for verification of a Player's credit and playing trends, which is checked by using the Player's name, address, and birth date. The service is not available to Casino Rep companies directly, so we must contact the Casino for verification. The Casino determines the play of the Player and prepares a report to the Casino Rep Company that verifies the average bet, hours played, amount won or lost and commission due to the Casino Rep. The Report is generated by visually observing and monitoring of Table Games (craps, blackjack roulette, etc) and the Slot Play is measured by the slot machine computer chip by the minute. The complimentary room policy is also available directly from the Casino Resort since the Casino's marketing department is constantly soliciting Players to visit their Casino by offering free rooms as a motivation to Play at the Casino where they stay instead of going to other casinos. The Casinos are trying to increase their database of Players. The Casino Rep's commissions are protected by the Casino if the Player was delivered by a Casino Rep and the Player has been to the Casino in the past 12 months.

Competition

We face competition primarily from Casino Resorts themselves. The casinos have databases tracking players at their casinos and offer free rooms when rooms are available. They may also contact Casino Players' customers directly, if they have not traveled to the respective casino in the past 12 months. Other Casino Rep companies are also our competitors, but they normally contact players from their respective territories based on their corporate locale.

Casinos like Harrah's and MGM Grand have multiple locations through out the USA and they consolidate their Player Development names from each Casino and will target direct mail promotions to the qualified Players offering more amenities then a Rep Company can offer (free dinner & shows, wine with meals, larger rooms and suites). We do not have our own Loyalty Program, but our Players will also receive points from the Casino when appearing as our customers. We also offer more locations to visit in the Caribbean Islands and independent Casinos like Foxwoods in Connecticut. We have agreements with the Casino Resorts that allow us to keep our Players for 1 year, whether the Player contacts the Casino directly or the Casino obtains a Player from a marketing campaign. The Player receives a code that remains with him.

Our Products and Services

We offer discounted casino tour packages to website customers, and complimentary rooms and suites to qualified players. We create our own Casino Tour and Travel packages to Bally's Las Vegas Casino that includes: hotel room, transfers from Las Vegas International airport to hotel, bags in and out, 2 buffet meals,1 ticket to Las Vegas show Jubilee, $25 match play coupon, air transportation optional and discounted Wine/Spa/and other coupons.

We do not use a 3rd party website for our customers' use.

We are not dependent on any one customer or supplier. We need the licenses with Harrah's Casinos to send Players and earn commissions at 14 Casinos. If we lost our license with Harrah's, we would seek similar license from competitive Casinos in the marketplaces desired, or join MGM Grand and compete with Harrah's.

Employees

Casino Players currently employs two executive officers and one part-time employee. Casino Players may add additional full time employees, subject to sale of the shares covered by this Registration Statement, in order to fully staff its operations. We will hire additional staff as needed. We plan to hire reservation staff to support the phone calls received for reservations for Casino Packages, Poker Cruises, internet emails from Players seeking free rooms at Casino Resorts, plus we'll hire general administrative staff, 1-2 accountants, 1 webmaster, 1 Director of Marketing, and 1 Controller.

We have not spent any money to develop our website. We are currently updating the "Casino Rated Players" website and have hired a webmaster, at estimated cost of $8,000. We will lease customer databases from Internet Broadcasting Companies for Emails and Pop Ups, at the cost for Pop-ups at $1,000 per 50,000 Pop ups and Email cost of $3,000 per 1 million opt-in gamblers.

Offices

Casino Players leases approximately 1,800 square feet of office space located at 2400 E. Commercial Blvd. # 618; FT. Lauderdale, FL. 33308. The monthly lease is $3,900 and we have subleased half of the space to keep our current expenses as low as possible. This facility is adequate for our current operations; however, as our business expands, we will need additional space. In addition, we have leased an office in Southfield, Michigan. The Southfield office lease is for a year term and will terminate August 31, 2006 and renewable annually. We share office space and sublet approximately 400 square feet and have use of the Conference room as needed. The cost is $150/month.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Casino Players Inc (CPI) plan of operations is targeted to Casino low rollers that are seeking free hotel rooms and Poker Players that want the excitement of a Caribbean Cruise and play in Poker Mini Tournaments.

The Operations of the company will consist of administrative staff handling internet emails and telephone calls from potential players. The size of the staff will be relative is respective to the success of the marketing results derived from Marketing and Advertising/Branding investment. The company will use $790,000 of equity funds raised for advertising and G&A Expenses if 50% or more of the Offering is completed as follows:

(1) Advertising/Branding. We will invest $170,000 of annual budget of $340,000 to Brand the company with following Media: Direct Mail Postcards:
$12,000; Cable TV: $50,000; News Print $75,000; Internet Banner Ads: $15,000;
Internet Pop-Unders: $12,000; and Email marketing: $6,000 per year

(2) General Administrative: The company will utilize $620,000 for all G&A Expenses including staff wages.

(3) Working Capital: The company's working capital will be $205,000.

Staff will also include management, accounting/finance, administrative sale people, and webmaster for updating website and creating online Banners and links to our advertising suppliers.

Casino Players expects the net proceeds from the sale of twenty-five percent of the shares will sustain its operations for a period of twelve months; reducing Advertising/Branding to $8,333/month for a total reduced overhead down to $39,833/month and have working capital of $19,000. Revenues generated during this period could extend the period over which Casino Players can use the net proceeds.

Cautionary statement identifying important factors that could cause our actual results to differ from those projected in forward looking statements.

Pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers of this report are advised that this document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to (i) projections of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements require management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition.

We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. Critical accounting policies identified are as follows:

Revenue Recognition

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

We continually monitor timely payments and assess any collection issues. The allowance for doubtful accounts is based on our detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

                            DESCRIPTION OF PROPERTY

As of September 30, 2006 the Company has net tangible property of $0.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sale of the assets of Casino Rated Players, Inc. to the Company was negotiated by independent directors of Invicta, and by Mr. Fahoome and Mr. Forhan on behalf of the Company. Invicta had not invested any money into CRP in 2005 and decided it did not have the funds or interest to invest and grow the business; therefore they were either going to close CRP or find a buyer. Invicta had an investment of $46,082 in CRP and a liability of $43,000 for Deferred Compensation. The shares of our common stock issued to purchase these assets are restricted, were valued at $400 at closing, but will have no practical value until we can complete equity funding and thereafter implement our business plan. Invicta's board reasoned that 4 million shares of the Company could return $40,000 to $1,000,000 to Invicta's shareholders (assuming the Company becomes publicly traded and has a stock value of $.01 to $.25 per share). The total transaction was valued at $43,400 (4,000,000 shares of the Company's stock valued at $400, and the assumption of the Company's deferred compensation liability of $43,000). Since the transaction was between entities with common control, the transaction will be accounted for using the historical cost of net assets. The result of this purchase was for the Company to establish a negative equity balance of $43,400. The shares of the Company issued to Messrs Forhan and Fahoome were issued as founder's shares, and the shares issued to Mr. Scott for his consulting services.

We have terminated all internet links on our website to Invicta Group and its subsidiaries that offered air line tickets, hotels and tours. We may add another supplier in the future, but the objective is to provide more content to our website vs. generating a little more revenues. The commissions received for booking hotels and airline tickets are very small and not projected in our business plan nor will their loss have any material impact on our business.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company is filing this registration statement and the accompanying financial statements in order to become a fully reporting company and obtain a listing on the OTC Bulletin Board.

Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

Any future determination to declare and pay dividends will be made by our Board of Directors in light of our earnings, financial position, capital requirements and other factors that our Board of Directors deems relevant.

                            EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years 2004 and 2005, and whose salary and bonus exceeded $100,000 for the fiscal years ended 2004 and 2005, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

              Long-Term Compensation

        Annual Compensation      Awards      Payouts

(a)                 (b)     (c)        (d)       (e)             (f)               (g)                    (h)        (i)
Name and principal  Year    Salary ($) Bonus ($) Other Annual    Restricted Stock  Securities Under-lying LTIP       All Other
position                                         Compensation($) Award(s) ($)      Options/SARs (#)       Payouts($) Compensation($)

William G. Forhan,  2005    21,000     -0-       -0-             -0-               -0-                    -0-        -0-
CEO
                    2004       -0-     -0-       -0-             -0-               -0-                    -0-        -0-

Joseph Fahoome,     2005   84,000-     -0-       -0-             -0-               -0-                    -0-        -0-
President, Secretary
                    2004       -0-     -0-       -0-             -0-               -0-                    -0-        -0-

Employment Agreements

Casino Players has assumed the employment agreement with Mr. Fahoome for a term of 1 year, terminating August 1, 2007, with automatic annual renewals, unless either Casino Players or the employee elects to terminate the agreement at the end of the initial or any renewal term. Claims under the agreements are to be resolved by arbitration before the American Arbitration Association. Mr. Fahoome's agreement was negotiated by David Scott and William Forhan, officers of Invicta Group, Inc., at the time Invicta owned Casino Rated Players, Inc., our predecessor company. The employment agreement provides for the following non-cash items: health insurance, 4 weeks paid vacation, and 6 days paid personal time off and 6 days paid sick time off per year.

Mr. Forhan also has an employment agreement that terminates on August 1, 2007. Mr. Forhan has received no salary payments but has started recording salary as of October, 2005 as deferred compensation.

Messrs. Forhan and Fahoome added their deferred compensation to our balance sheet increasing December 31, 2005 deferred compensation to a total of $82,500. The Forhan and Fahoome Employment Agreements have essentially identical terms. Salary of $84,000/ year, paid health insurance, 4 week paid vacation, 6 personal and 6 vacation paid days a year, no Bonus or ISOP plan. Forhan will continue to charge his unpaid wages to monthly expenses and Deferred Compensation to Balance Sheet.

No stock was received by any Casino Rated Players, Inc. or Company Officers in 2004, 2005 and 2006 as compensation.

                             FINANCIAL STATEMENTS
                               Table of Contents

Financial statements - Casino Rated Players, Inc. as of
December 31, 2004                                                        F-2

Financial statements - Casino Players, Inc. as of December 31, 2005      F-10

Unaudited Interim Financial Statements - Casino Players, Inc. for the
  six months ended June 30, 2006                                         F-20

Unaudited Interim Financial Statements - Casino Players, Inc. for the
  nine months ended September 30, 2006                                   F-27

                             Baum & Company,  P.A.
                         1515 University Dr. Suite 226
                            Coral Springs FL 33071

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Casino Rated Players, Inc.
Fort Lauderdale, Florida


We have audited the accompanying balance sheet of Casino Rated Players, Inc. as of December 31, 2004 and the related statements of operations, stockholder's equity (deficit) and cash flows for the period from July 13, 2004 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casino Rated Players, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period July 13, 2004 (inception) through December 31, 2004 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has experienced losses since inception. The Company's financial position and operating results raise substantial doubts about its ability to continue a going concern.. Management plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Baum & Company, P.A.
September 27, 2005

                          CASINO RATED PLAYERS, INC.
                                 BALANCE SHEET
                               December 31, 2004


                                    ASSETS
Current assets:
  Cash and cash equivalents                                    $ 99,853
                                                               --------
      Total current assets                                       99,853
                                                               --------
                                                               $ 99,853
                                                               ========

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued liabilities                     $  5,547
  Due to affiliates                                             118,283
                                                               --------
        Total current liabilities                               123,830
                                                               --------

Shareholders' equity:
  Preferred stock, $.001 par value 10,000,000 shares
   authorized,  no shares issued or outstanding                $      0
  Common Stock, $.001 par value, 100,000,000 shares
   authorized, 100 shares issued and outstanding               $      0
  Accumulated deficit                                          ($23,977)
                                                               --------
  Total shareholders equity (deficit)                          ($23,977)
                                                               --------
                                                                $99,853
                                                               ========

              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                            STATEMENT OF OPERATIONS
              July 13, 2004 (inception) through December 31, 2004


Commissions earned                                             $ 54,178

Cost of sales                                                  $ 26,638
                                                               --------

Gross profit                                                     27,540

Selling, general, and administrative expenses                    51,517
                                                               --------

Net Income (loss) before provision for income taxes            ($23,977)

Provision for income taxes                                            0
                                                               --------

Net Loss                                                       ($23,977)
                                                               ========

Basic and diluted loss per common share                           ($239)
                                                               --------
Weighted average common shares outstanding:                         100
                                                               ========

              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                            STATEMENT OF CASH FLOWS
              July 13, 2004 (inception) through December 31, 2004

Cash flows from operating activities:
  Net Income (loss)                                           ($ 23,977)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Increase in accounts payable and accrued expenses               5,547
  Increase in amounts due affiliates                            118,283
                                                               --------
  Cash flows provided from operating activities                  99,853
                                                               --------

Net change in cash and cash equivalents                          99,853

Cash and cash equivalents, beginning of period                        0
                                                               --------

Cash and cash equivalents, end of period                       $ 99,853
                                                               ========

Interest expense paid                                          $      0
                                                               ========
Taxes paid                                                     $      0
                                                               ========

              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                  Common Stock  Additional Paid
                                Shares $           in capital      Deficit
                                -------------------------------------------
Balance July 13, 2004           100    $     0   $     0           $     0

Net loss for the period ended
 December 31, 2004                                                 (23,977)
                                -------------------------------------------
Balance December 31, 2004       100    $     0   $     0          ($23,977)
                                ===========================================

              See accompanying notes to the financial statements

                          CASINO RATED PLAYERS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                              December 31, 2004


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
The Company was original formed 1/21/2000 in Nevada. The company operated thru 12/31/2001 and did not do business again until 8/1/2004. The company did not file its Annual Officer and Director Report in 2002 and 2003 and created a new Corporate Charter July 13, 2004 under the laws of the State of Nevada. The company commenced new operations on July 13, 2004 The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting
The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.

Fixed assets
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:
  Furniture             7 years
  Office equipment      5 years

Income taxes
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to a net operating loss. The net losses of approximately $24,000 can be carried forward to offset future taxable income. The net operating loss carry-forward begin expiring in 2024.

Revenue recognition
The Company derives its revenue from the commissions earned from travel suppliers, and on the direct sale of travel related products. Revenue is recognized upon the receipt of the commission

                          CASINO RATED PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004


Intangible assets
The Company assesses long-lived assets for impairment under FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of.

Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

Net income per share
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.

Cash
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Advertising Costs
Advertising costs generally will be charged to operations in the year incurred. Advertising expense approximated $6,800 for 2004.

NOTE 2:

Going Concern
The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of $23,977 for the period since inception July 13,2004 to December 31, 2004.

NOTE 3: AMOUNTS DUE TO AFFILATES

Amount due from affiliates is a result of short-term operating advances from the Company's parent corporation Invicta Group, Inc. The amounts are considered current, short-term, and non-interest bearing

                          CASINO RATED PLAYERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 2004


NOTE 4:  RELATED PARTY TRANSACTIONS

The company has received various short-term advances from its parent corporation Invicta Group, Inc. (See note 2) There is no interest on these advances.


NOTE 5: SUBSEQUENT EVENTS

Payment of amounts due affiliates
During 2005, the company has paid back approximately $82,000 in it amount due to affiliates.

a. Sale of Subsidiary Casino Rated Players by seller Invicta Group Inc to Casino Players Inc for 4 Million restricted shares on 9/30/2005.

                             Baum & Company,  P.A.
                         1515 University Dr. Suite 226
                            Coral Springs FL 33071

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Casino Players, Inc.
Fort Lauderdale, Florida


We have audited the accompanying balance sheet of Casino Players, Inc. as of December 31, 2005 and the related statements of operations, stockholders' equity (deficit) and cash flows for the period commencing October 1, 2005 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casino Players, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the period commencing October 1, 2005 to December 31, 2005 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has experienced losses since inception. The Company's financial position and operating results raise substantial doubts about its ability to continue a going concern.. Management plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Coral Springs, Florida
September 5, 2006

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                                 BALANCE SHEET
                               December 31, 2005


                                    ASSETS

Current assets:
  Cash and cash equivalents                                    $  1,891
  Due from shareholder                                              247
                                                               --------
  Total current assets                                            2,138
                                                               --------
                                                               $  2,138
                                                               ========


                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accrued compensation - related parties                       $ 82,500
                                                               --------
        Total current liabilities                                82,500
                                                               --------

Shareholders' equity (deficit):
  Preferred stock, $.0001 par value, 20,000,000 shares
   authorized,  none issued and outstanding
  Common Stock, $.0001 par value, 200,000,000 shares
   authorized, 29,300,000 shares issued and outstanding           2,930
  Additional paid in capital                                     72,270
  Accumulated deficit during development stage                 (155,562)
                                                               --------
  Total shareholders' equity (deficit)                          (80,362)
                                                               --------
                                                               $  2,138
                                                               ========

                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                            STATEMENT OF OPERATIONS
             For the period July 20,2005 through December 31, 2005


Commissions earned                                             $  7,755

Operating Expenses                                              163,317


Net (Loss) before provision for income taxes                  ($155,562)
Provisions for Income Taxes                                           0
                                                             ----------
Net (Loss)                                                    ($155,562)
                                                             ==========

Basic and diluted loss per common share                          $0.007
                                                             ==========

Weighted average common shares outstanding                   16,650,000
                                                             ==========


                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                            STATEMENT OF CASH FLOWS
             For the period July 20,2005 through December 31, 2005

Cash flows from operating activities:
  Net income (loss)                                         $  (155,562)
  Adjustments to reconcile net income to net
    Stock issued to founders for consulting services              1,800
    Stock issued for services and other assets                   73,000
    Non cash charge for the write off intangible assets
     acquired                                                    43,400
    Changes in assets and liabilities:
      Increase in loans receivable                                 (247)
      Increase in accounts payable and accrued expenses          39,500
                                                             ----------
                                                                  1,891
                                                             ----------

  Net change in cash and cash equivalents                         1,891

  Cash and cash equivalents, beginning of period                      0
                                                             ----------

  Cash and cash equivalents, end of period                  $     1,891
                                                             ==========

Supplemental disclosure:
  Interest expense paid                                     $         0
                                                             ==========
  Taxes paid                                                $         0

  Non-cash disclosures:
  On October 1, 2005 the company acquired various intangible assets valued at $43,400 for 4,000,000 shares of restricted common stock valued at $400 and assumption of accrued compensation to a related party of $43,000.

                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                  Common Stock  Additional Paid  Accumulated
                                Shares     $       in capital     (Deficit)
                           ------------------------------------------------
Balance July 20, 2005
 (date of Inception)                0  $     0   $     0         $       0

Stock issued to founders
 for services              18,000,000  $ 1,800

Stock issued for asset
 acquisition                4,000,000      400

Stock issued for consulting
 services and professional
 fees                       7,300,000      730    72,270                 0

Net loss for the period
 ended December 31, 2005            0        0         0          (155,562)
                           ------------------------------------------------

Balance December 31, 2005  29,300,000  $ 2,930   $72,270         ($155,562)
                           ================================================

              See accompanying notes to the financial statements

                             CASINO  PLAYERS, INC.
                         A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                               December 31,2005

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
The Company was organized July 20, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting
The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.

Fixed assets
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:
  Furniture      7 years
  Office equipment      5 years

Income taxes
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to its start up status.

Revenue recognition
The Company derives its revenue from the commissions earned from travel suppliers, Casino Resorts and on the direct sale of travel and gaming related products. The Company has performance contacts with various casinos that, based upon average play and wagering the Company receives an agreed upon percentage of the casinos theoretical revenue. No commission is recognized as revenue until confirmation of receipt of the commission

Intangible assets
The Company assesses long-lived assets for impairment under FASB Statement No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                               December 31,2005


NOTE 1: Summary of Significant Accounting Principals/Continued

For the period ending December 31, 2005, the Company identified goodwill associated with the asset purchase of Casino Rated Players
Inc. with a book value of $43,400 which was written off in the amount of
$43,400

Net income per share
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.

Cash
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Advertising Costs
Advertising costs generally will be charged to operations in the year incurred.

Development Stage Company
The company started July 20, 2005 and has generated revenues of $7,755 in 2005. The company will remain a Development Stage Company until it can raise funds to market its services and implement the business plan.

NOTE 2:

Going Concern
The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of $155,562 for the period since inception July 20,2005 to December 31, 2005. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its SB-2 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations.

                             CASINO  PLAYERS, INC.
                         A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                               December 31,2005

NOTE 3:

Income Taxes
The provisions for income taxes for the period ending December 31,2005 consisted of the following:
Provisions for Income Taxes at statutory Federal rate $60,000
Valuation Allowance                                   $60,000
Net Income Tax Provision                              $ -0-

The reported income tax at the statutory rate           34%
State rat, net of Federal income tax                     5%
Valuation Allowance                                    (39%)
Effective income tax rate                                0%

Due to the uncertainty of realization, no tax benefit has been recognized for the current period's operating loss. The future tax benefits may be carried forward up to 15 years against taxable income

NOTE 4:

Asset Acquisition
On October 1, 2005, the Company acquired all of the assets of Casino Rated Players, Inc. a subsidiary of Invicta Group, Inc. for 4,000,000 shares of the Company's restricted stock valued at $400, and the assumption of the Company's accrued compensation liability of $43,000 resulting in a total acquisition price of the assets of $43,400. Since the transaction was between entities with common control, the transaction will be accounted for using the historical cost of net assets. The result of this purchase was for the Company to recognize goodwill and other Intangible Assets in the amount of $43,400.

NOTE 5:

Stock Issuance
On October 22, 2005, the company approved a corporate resolution to issue
25.3 Million shares of its restricted stock. The stock was issued in order to compensate individuals for future consulting services to market the Company's stock, and legal services in order for the Company to comply with all regulatory agencies. The Company's founders were issued 18 Million shares which were valued at par. The remaining 7.3 Million shares issued for legal, accounting and consulting services were valued at .01 per share.

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                               December 31,2005


NOTE 6:
Accrued Compensation to related Party
The Company has employment contracts with its two key employees for salaries of $7000 per month. Since the Company has not had adequate operations to pay the salaries, beginning October 1, 2005 the amounts are being accrued and deferred until adequate operations are achieved.

NOTE 7:

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Management estimates a value of $.01 for its restricted common stock issued for services.


NOTE 8:

Subsequent Events

Effective May 1, 2006, the Company moved its headquarters to a new office location in Ft. Lauderdale.

The Company will lease its office space under a five-year, non-cancelable operating lease for approximately $3700 per month.

Obligations under the non-cancelable operating leases are as follow:

Year ending December 31,
  2006            $   29,600
  2007                46,000
  2008                48,400
  2009                50,800
  Thereafter          56,800
                  ----------
                    $231,600

The company has also entered into a sublease for 50% of the space and costs noted above; based on a 5 year term May 1,2006 - May 1, 2011, minimizing rent expense to approximately $1,850/ month

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                               December 31,2005


NOTE 9:

Recent Accounting Pronouncements

In December 2005, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, which eliminates the exception for non-monetary exchanges of similar productive assets and replaced it with a general exception for exchanges of non- monetary assets that do not have commercial substance. SFAS No. 153 will be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2005, the FASB issued SFAS No. 123 (R) Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods and services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for interim or annual reporting periods beginning on or after June 15,2005. we believe SFAS No. 123 (R) has a material impact on financial statements at the time as options are issued.

In February 2006 the Financial Accounting Standards issued Statement No. 155 ("SFAS No. 155"), "Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No. 133 and 140". Management does not believe that this statement will have significant impact on the Company.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are no expected to have a material impact on the consolidated financial statements upon adoption.

                              CASINO PLAYERS, INC.
                         A Development Stage Company
                                 BALANCE SHEET
                                 June 30, 2006
                                   Unaudited

                                    ASSETS
Current assets:
  Cash and cash equivalents                               $     1,229
  Accounts receivable                                           4,000
  Due from shareholder                                            147
                                                          -----------
  Total current assets                                          5,376
                                                          -----------

Property and equipment, net of accumulated
 depreciation of $ -0- for 2006                                10,644

Other assets:
  Security deposits                                             4,367
                                                          -----------
                                                          $    20,387
                                                          ===========


                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses                   $     4,025
  Notes payable - related party                                39,847
  Accrued compensation                                        153,000
                                                          -----------
      Total current liabilities                               196,872
                                                          -----------

Shareholder's equity (deficit):
  Preferred Stock, $.0001 par value, 20,000,000 shares
   authorized and 0 shares outstanding
  Common Stock, $.0001 par value, 100,000,000 shares
   authorized, 29,300,000 shares issued and outstanding         2,930
  Additional paid in capital                                   72,270
  Accumulated deficit during development stage               (251,685)
                                                          -----------
  Total shareholders equity (deficit)                        (176,485)
                                                          -----------
  Total liabilities and shareholders equity (deficit)     $    20,387
                                                          ===========

              See accompanying notes to the financial statements

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                            STATEMENT OF OPERATIONS
                    For the six months ending June 30, 2006
Unaudited

Commissions earned                                        $    11,293

Operating Expenses                                            107,416
                                                          -----------

Net (Loss) before provision for income taxes              $   (96,123)
                                                          ===========

Provision for income taxes                                $         0
Net Loss                                                  $   (96,123)
                                                          ===========

Basic and diluted loss per common share                       ($0.003)
                                                          ===========

Weighted average common shares outstanding                 29,300,000
                                                          ===========


                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                            STATEMENT OF CASH FLOWS
                    For the six months ending June 30, 2006
                                   Unaudited

Cash flows from operating activities:
  Net income (loss)                                       $   (96,123)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Changes in assets and liabilities:
      Increase in accounts receivable                          (4,000)
      Decrease from due Shareholder                               100
      Increase in other assets                                 (4,367)
      Increase in accounts payable and accrued expenses         4,026
      Increase in Accrued compensation-related party           70,500
                                                          -----------
                                                              (29,864)
                                                          -----------

Cash flows used in investing activities:
  Fixed asset expenditures                                    (10,644)
Cash flows provided from financing activities:
  Proceeds notes payable-related party                         50,000
  Payment notes payable-related party                         (10,154)
                                                          -----------
  Cash flows provided from financing activities:               39,846

  Net change in cash and cash equivalents                        (662)
  Cash and cash equivalents, beginning of period                1,891
                                                          -----------
  Cash and cash equivalents, end of period                $     1,229
                                                          ===========

Supplemental disclosure:
  Interest expense paid                                   $         0
                                                          ===========
  Taxes paid                                              $         0
                                                          -----------


                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                         A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2006
                                   Unaudited

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
The Company was organized July 20, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting
The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.

Fixed assets
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:
  Furniture             7 years
  Office equipment      5 years

Income taxes
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to its start up status.

Revenue recognition
The Company derives its revenue from the commissions earned from travel suppliers, Casino Resorts and on the direct sale of travel and gaming related products. The Company has performance contacts with various casinos that, based upon average play and wagering the Company receives an agreed upon percentage of the casinos theoretical revenue. No commission is recognized as revenue until confirmation of receipt of the commission

Intangible assets
The Company assesses long-lived assets for impairment under FASB Statement No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2006
                                   Unaudited


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Net income per share
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.

Cash
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Advertising Costs
Advertising costs generally will be charged to operations in the year incurred.

Development Stage Company
The company started July 20, 2005 and has generated revenues of $11,293 in 2006 and $7,755 in 2005 ; totaling $19,048. The company will remain a Development Stage Company until it can raise funds to market its services and implement the business plan.

NOTE 2:

Going Concern

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of $251,935 for the period since inception July 20,2005 to June 30, 2006. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its SB-2 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations.

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2006
                                   Unaudited

NOTE 3:

Accrued Compensation-related party
The Company has employment contracts with its two key employees for salaries of $7000 per month. Since the Company has not had adequate operations to pay the salaries, beginning October 1, 2005 the amounts are being accrued and deferred until adequate operations are achieved.

NOTE 4:

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees.

NOTE 5:

Notes payable-related party

 On April 12, 2006, the Company received $50,000 as a loan from Invicta Group, Inc. for operating expenses. The balance due at June 30, 2006 is $39,847. The balance is due and payable on April 1, 2007 plus interest at 8%.

NOTE 6:

Leases

Effective May 1, 2006, the Company moved its headquarters to a new office location in Ft. Lauderdale.

The Company will lease its office space under a five-year, non-cancelable operating lease for approximately $3700 per month.

Obligations under the non-cancelable operating leases are as follow:

Year ending December 31,
  2006          $   29,600
  2007              46,000
  2008              48,400
  2009              50,800
  Thereafter        56,800
                $  231,600

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 2006
                                   Unaudited


Lease continued

The company has also entered into a sublease for 50% of the space at a rate of $1,850 per month. The sublease is for a 5 year term beginning May 1, 2006 and expiring on May 1, 2011.

NOTE 7:

Recent Accounting Pronouncements

In December 2005, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, which eliminates the exception for non-monetary exchanges of similar productive assets and replaced it with a general exception for exchanges of non- monetary assets that do not have commercial substance. SFAS No. 153 will be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2005, the FASB issued SFAS No. 123 (R) Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods and services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for interim or annual reporting periods beginning on or after June 15,2005. we believe SFAS No. 123 (R) has a material impact on financial statements at the time as options are issued.

In February 2006 the Financial Accounting Standards issued Statement No. 155 ("SFAS No. 155"), "Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No. 133 and 140". Management does not believe that this statement will have significant impact on the Company.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are no expected to have a material impact on the consolidated financial statements upon adoption.

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                                 BALANCE SHEET
                              September 30, 2006
                                   Unaudited

                                    ASSETS


Current assets:
  Cash and cash equivalents                               $     1,783
  Accounts receivable                                           1,787
                                                          -----------
  Total current assets                                          3,570
                                                          -----------

Property and equipment, net of accumulated depreciation
  of $ 625 for 2006                                            10,019

Other assets:
  Security deposits                                             4,367
                                                          -----------
                                                          $    17,956
                                                          ===========


                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses                   $    10,949
  Loans from shareholders                                       6,044
  Notes payable - related party                                35,945
  Accrued compensation - related parties                      195,000
                                                          -----------
  Total current liabilities                                   247,938
                                                          -----------

Shareholders' equity (deficit)
  Preferred Stock, $.0001 par value, 20,000,000 shares
   authorized and -0- shares outstanding
  Common Stock, $.0001 par value, 200,000,000
   shares authorized, 29,300,000 shares issued and
   outstanding                                                  2,930
  Additional paid in capital                                   72,270
  Accumulated deficit during development stage               (305,182)
                                                          -----------
  Total shareholders' equity (deficit)                       (229,982)
                                                          -----------
  Total liabilities and shareholders' equity (deficit)     $   17,956
                                                          ===========


                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                            STATEMENT OF OPERATIONS

                                                                 Unaudited
                                   Unaudited      Unaudited    From Inception
                                     Three          Nine       July 20, 2005
                                 Months Ending  Months Ending     Through
                                 September 30,  September 30,   September 30,
                                     2006           2006            2006

Commissions earned                              $     11,293    $    19,048

Operating expenses                    53,248         160,913        324,230
                                  ----------     -----------    -----------
Net (loss) before provision for
income taxes                         (53,248)       (149,620)      (305,182)

Provision for income taxes                 0               0              0
                                  ----------     -----------    -----------

Net (Loss)                        $  (53,248)    $  (149,620)   $  (305,182)
                                  ==========     ===========    ===========

Basic and diluted loss per
common share                         ($0.002)        ($0.005)       ($0.010)
                                  ==========     ===========    ===========

Weighted average common shares
outstanding                       29,300,000      29,300,000     29,300,000
                                  ==========     ===========    ===========



                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                            STATEMENT OF CASH FLOWS
                 For the nine months ending September 30, 2006
                                   Unaudited

Cash flows from operating activities:
  Net income (loss)                                         $   (149,620)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation                                                     625
    Changes in assets and liabilities:
      Increase in accounts receivable                             (1,787)
      Increase in other assets                                    (4,367)
      Increase in accounts payable and accrued expenses           10,949
      Increase in due from shareholder                             6,291
      Increase in accrued compensation - related party           112,500
                                                            ------------
                                                                 (25,409)
                                                            ------------

Cash flows used in investing activities:
  Fixed asset expenditures                                       (10,644)

Cash flows provided from financing activities:
  Proceeds from notes payable - related party                     50,000
  Payment of notes payable - related parties                     (14,055)
                                                            ------------
Cash flows provided from financing activities                     35,945
                                                            ------------

Net change in cash and cash equivalents                             (108)

Cash and cash equivalents, beginning of period                     1,891
                                                            ------------

Cash and cash equivalents, end of period                    $      1,783
                                                            ============

Supplemental disclosure:
  Interest expense paid                                               $0
                                                            ============
  Taxes paid                                                          $0
                                                            ============


                See accompanying notes to financial statements

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2006
                                   Unaudited

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization
The Company was organized July 20, 2005 under the laws of the State of Nevada. The Company is a casino representative company offering comp rooms to rated players. The Company's revenues are a percentage of the amount of income the casino earns from the rated player. The casino tracks the play of the rated player to determine its gross income, and the Company then is paid its contractual percentage based on that income, realized at the time of play.

Basis of Accounting
The accompanying financial statements are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are
recognized when incurred.   This basis of accounting conforms to generally
accepted accounting principles.

Fixed assets
Fixed assets are carried at cost. The company provides depreciation over the estimated useful lives of fixed assets using the straight line method. Upon retirement or sale of fixed assets, their net book value is removed from the accounts and the difference between such net book value and proceeds received is income or loss. Expenditures for maintenance and repairs are charged to income while renewals and betterment's are capitalized.

Estimated useful lives are as follows:
  Furniture             7 years
  Office equipment      5 years

Income taxes
The Company has adopted SFAS 109. The Company has not made a provision for income tax purposes due to its start up status.

Revenue recognition
The Company derives its revenue from the commissions earned from travel suppliers, Casino Resorts and on the direct sale of travel and gaming related products. The Company has performance contacts with various casinos that, based upon average play and wagering the Company receives an agreed upon percentage of the casinos theoretical revenue. No commission is recognized as revenue until confirmation of receipt of the commission

Intangible assets
The Company assesses long-lived assets for impairment under FASB Statement No. 144, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, long-lived assets are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2006
                                   Unaudited


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (continued)

Net income per share
The company has adopted of SFAS 128, Earnings per Share issued by the Financial Accounting Standards Board.

Cash
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Advertising Costs
Advertising costs generally will be charged to operations in the year incurred.

Development Stage Company
The company started July 20, 2005 and has generated revenues of $11,293 in 2006 and $7,755 in 2005 ; totaling $19,048. The company will remain a Development Stage Company until it can raise funds to market its services and implement the business plan.

NOTE 2:

Going Concern

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss of $305,182 for the period since inception July 20,2005 to September 30, 2006. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its SB-2 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations.

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2006
                                   Unaudited

NOTE 3:

Accrued Compensation-related party
The Company has employment contracts with its two key employees for salaries of $7000 per month. Since the Company has not had adequate operations to pay the salaries, beginning October 1, 2005 the amounts are being accrued and deferred until adequate operations are achieved.

NOTE 4:

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's existence. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees.

NOTE 5:

Notes payable-related party

On April 12, 2006, the Company received $50,000 as a loan from Invicta Group, Inc. for operating expenses. The balance due at September 30, 2006 is $35,945. The balance is due and payable on April 1, 2007 plus interest at 8%.

NOTE 6:

Leases

Effective May 1, 2006, the Company moved its headquarters to a new office location in Ft. Lauderdale.

The Company will lease its office space under a five-year, non-cancelable operating lease for approximately $3700 per month.

Obligations under the non-cancelable operating leases are as follow:

Year ending December 31,
            2006          $ 11,100
            2007            46,000
            2008            48,400
            2009            50,800
            Thereafter      56,800
                          --------
                          $213,100

                             CASINO PLAYERS, INC.
                          A Development Stage Company
                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2006
                                   Unaudited


Lease continued

The company has also entered into a sublease for 50% of the space at a rate of $1,850 per month. The sublease is for a 5 year term beginning May 1, 2006 and expiring on May 1, 2011.

NOTE 7:

Recent Accounting Pronouncements

In December 2005, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, which eliminates the exception for non-monetary exchanges of similar productive assets and replaced it with a general exception for exchanges of non- monetary assets that do not have commercial substance. SFAS No. 153 will be effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not believe the adoption of SFAS No. 153 will have a material impact on our financial statements.

In December 2005, the FASB issued SFAS No. 123 (R) Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods and services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for interim or annual reporting periods beginning on or after June 15,2005. we believe SFAS No. 123 (R) has a material impact on financial statements at the time as options are issued.

In February 2006 the Financial Accounting Standards issued Statement No. 155 ("SFAS No. 155"), "Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No. 133 and 140". Management does not believe that this statement will have significant impact on the Company.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are no expected to have a material impact on the consolidated financial statements upon adoption.

*****************************************************************************
                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Article II of our Articles of Incorporation and Article VII of our By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

       SEC Registration Fee                              $      500
       Printing Expenses                                        500
       Accounting/administrative Fees and Expenses            2,000
       Blue Sky Fees/Expenses                                 5,000
       Legal Fees/ Expenses                                  25,000
       Escrow fees/Expenses                                   1,000
       Transfer Agent Fees                                    5,000
       Miscellaneous Expenses                                11,000
                                                         __________
       TOTAL                                             $   50,000



ITEM 26.       RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we sold the following securities without registration:

a)    Joe Fahoome, President. 9 million shares, as founder.

b)    William Forhan, CEO, 9 million shares, as founder.

c)    David Dreslin received 200,000 shares for business consulting services.

d) 4,000,000 shares issued to Invicta Group, Inc. for purchase of assets, including "Casino Rated Players" name and trademark, web site, and marketing materials and customer list.

e) David Scott, 2 million shares, as consultant on Internet marketing strategies

f) iVest Investments, LLC, a Colorado limited liability company, 2,900,000 shares for business consulting services.

g) Double Diamond Investments, Inc., a Nevada corporation 2,200,000 shares for business consulting services.

ITEM 27.       EXHIBITS.

Exhibit    Description

3.1        State of Nevada Corporate Charter, Casino Players, Inc. dated July
           19, 2005.

3.2 State of Nevada Certified Articles of Incorporation, Casino Players, Inc. July 19, 2005.

3.3        Corporate Bylaws, Casino Players, Inc. dated October 10, 2005.

3.4        State of Nevada Corporate Charter, Casino Rated Players, Inc.
           dated July 13, 2004 (Predecessor).

3.5 State of Nevada Articles of Incorporation, Casino Rated Players, Inc. dated July 13, 2004 (Predecessor).

10.1 Employment Contract with William Forhan and Joe Fahoome, dated as of August 1, 2004.

10.2       Gaming Licenses for William Forhan and Joe Fahoome.

10.3       Office Lease Agreement dated September 1, 2004.

10.4 Purchase Agreement between Casino Players, Inc. and Invicta Group, Inc. dated September 30, 2005.

5.1        Opinion of The Business Law Group

23.1       Consent of Baum & Company, P.A.

23.2       Consent of The Business Law Group, included with Exhibit 5.1.

24.1 Attorney in Fact (included on the signature page of this registration statement).

ITEM 28.       UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended and restated Form SB-2 and has duly caused this amended and restated Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pompano Beach, Florida on this 26th day of October, 2006.

CASINO PLAYERS, INC.

BY: /s/ William G. Forhan
William G. Forhan, CEO

BY: /s/ Joseph Fahoome
Joseph Fahoome, President


KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William G. Forhan, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this amended and restated Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature              Title                             Date

/s/ William G. Forhan  Principal Executive Officer
William G. Forhan      and Director                      October 26, 2006


/s/ Joseph Fahoome
Joseph Fahoome         President and Director            October 26, 2006

Exhibit    Description

3.1        State of Nevada Corporate Charter, Casino Players, Inc. dated July
           19, 2005.

3.2 State of Nevada Certified Articles of Incorporation, Casino Players, Inc. July 19, 2005.

3.3        Corporate Bylaws, Casino Players, Inc. dated October 10, 2005.

3.4        State of Nevada Corporate Charter, Casino Rated Players, Inc.
           dated July 13, 2004.

3.5 State of Nevada Articles of Incorporation, Casino Rated Players, Inc. dated July 13, 2004.

10.1 Employment Contract with William Forhan and Joe Fahoome, dated as of August 1, 2004.

10.2       Gaming Licenses for William Forhan and Joe Fahoome.

10.3       Office Lease Agreement dated September 1, 2004.

10.4 Purchase Agreement between Casino Players, Inc. and Invicta Group, Inc. dated September 30, 2005.

5.1        Opinion of The Business Law Group

23.1       Consent of Baum & Company, P.A.

23.2       Consent of The Business Law Group, included with Exhibit 5.1.

24.1 Attorney in Fact (included on the signature page of this registration statement).